VICTOR M. MORALES vmorales@mdmc-lawco.com	DIRECT DIAL: (303) 226-8963
September 8, 2014

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 US Highway 1, Suite 101
Palm Beach Gardens, FL 33408

Re:
That certain Automatic Shelf Registration Statement on Form S-3 as amended from time-to-time (the “Registration Statement”) made by Dycom Industries, Inc. (the “Company”), a Florida corporation, Dycom Investments, Inc. (“Investments”), a Delaware corporation, and certain subsidiaries of the Company (collectively, the “Subsidiaries,” and, together with the Company and Investments, the “Registrants”) as filed with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“the Securities Act”) relating to the issuance of securities, including but not limited to, senior and subordinated debt securities by the Company and/or Investments (the “Debt Securities”), and guarantees of the Debt Securities (the “Guarantees”) on an unsecured basis by one or more of the Registrants (each a “Guarantor”) and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which Sage (as defined below) will be Guarantor (the “Subsidiary Guarantee”).

Ladies and Gentlemen:

We have been asked to render a legal opinion, as special counsel in the State of Colorado (“the State”) to Sage Telecommunications Corp. of Colorado, LLC (“Sage”), being one of the Subsidiaries and Registrants, in connection with the Registration Statement and the Prospectus forming a part of the Registration Statement (the “Prospectus”).  Pursuant to the Prospectus, the Company and Investments propose to register the Debt Securities under the Securities Act as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among the Company or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the SEC as exhibits to the Registrants’ Registration Statement on Form S-3/A on June 23, 2011, and are incorporated by reference as exhibits to the Registration Statement.

Unless otherwise defined herein or unless the context requires otherwise, capitalized terms defined in the Registration Statement shall have the same meaning when used herein.

In connection with rendering our opinion, we have examined the following documents:

(a)	the Registration Statement; and

Dycom Investments, Inc.
September 8, 2014

(b)	the Indentures.

The Registration Statement and the Indentures are collectively referred to as “the Documents.”  We have been retained by Sage to review the Documents only for the purpose of reviewing such documents in connection with the rendering of the opinions contained herein.

As to certain matters of fact bearing upon the opinions expressed herein, we have reviewed and relied on:

(i)	the Articles of Incorporation of Sage dated November 18, 2005, as filed with the Secretary of State of the State of Colorado (“the Articles”);

(ii)	the Amended and Restated Operating Agreement of Sage dated December 31, 2005;

(iii)	the Second Amended and Restated Operating Agreement of Sage dated June 17, 2013; and

(iv)	the Certificate of Good Standing issued by the Secretary of State of the State of Colorado dated September 2, 2014.

The Articles of Incorporation, Operating Agreements, and Certificate of Good Standing are collectively herein referred to as “Authority Documents.”

In rendering the opinions expressed herein, we have assumed the following:

(a)           the representations and warranties and other statements contained in the Documents and Authority Documents are true, correct and complete as to all matters of fact;

(b)           the Registration Statement contains all disclosures of fact in a true and accurate manner as required by any Federal or state law;

(c)           the Documents constitute a legally valid and binding obligation to the parties thereto, other than Sage, enforceable against the parties thereto, other than Sage, in accordance with their terms; and the status of the Indentures and Guarantees as legally valid and binding obligations of the parties thereto, other than Sage, are not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations, or court or government orders; or (iii) failures to obtain required consents, approvals, or authorizations from or make required registrations, declarations, or filings with, governmental authorities;

(d)           there are no oral or written statements or agreements that modify, amend or vary or support or purport to modify or amend or vary any of the terms of the Documents;

Dycom Investments, Inc.
September 8, 2014

(e)           Purchasers will receive no interest charges, fees or other benefits or compensation in the nature of interest in connection with the transaction except those that the Companies and/or Sage have agreed to in writing in the Documents to pay, which includes those that are received under the Financing Transactions (as described in the Registration Statement);

(f)           all signatures by the parties to the Documents, including Sage, are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as conformed, photographic, or electronic copies conform to the original documents; and

(g)           as it relates to Sage, the consideration for the Subsidiary Guarantee and Indentures are sufficient and adequate consideration, and reasonable equivalent value has been given.

Based upon the foregoing assumptions and subject to the qualifications hereunder set forth, it is our opinion that as of the date hereof:

1.           Based on the Authority Documents, Sage is a corporation duly formed, validly existing, and in good standing under the laws of the State of Colorado.

2.           Sage has the requisite corporate power, corporate capacity and corporate authority to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Subsidiary Guarantee.

3.           The transactions contemplated by the Documents, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will have been fully and validly authorized by all requisite corporate action of Sage.

We express no opinion as to the validity and enforceability of any of the documents or the truth or accuracy of the factual statements contained in the full Registration Statement.

The documents indicate that they are to be governed by the laws of the State of New York.  We have no knowledge of those laws and express no opinion thereon.  We are qualified to practice law in the State of Colorado and we do not purport to be experts on or express any opinion herein concerning any manner governed by the laws of any jurisdiction other than the laws of the State of Colorado and the federal laws of the United States, except that we express no opinion as to the application or effect of any Federal or state securities or antitrust laws, rules or regulations on or to the transaction.  With respect to such law, our opinions are as to what the law is or might reasonably be expected to be at the date hereof and we assume no obligation to revise or supplement this opinion due to any change in the law by a legislative action, judicial decision, or otherwise.  Furthermore, nothing in this letter is intended to, and this letter shall not be deemed to, create any obligation on the part of this firm to undertake or assume any responsibility or obligation to file or record any documents, file any continuation statements, prepare or file any amendments or modifications, or take any steps or actions whatsoever after the date of this letter.

Dycom Investments, Inc.
September 8, 2014

We do not render any opinion with respect to any matters other than those expressly set forth above.  We are furnishing this opinion to the Companies and their successors and assigns and it may be relied upon by Shearman & Sterling, LLP as the Companies’ counsel, in connection with the Documents and the filing of the Registration Statement and we hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the Rules and Regulations promulgated thereunder.

Except as otherwise provided in the immediately preceding paragraph, this opinion may not be otherwise reproduced, quoted in whole or in part, filed publicly or circulated or relied upon for any other purpose nor used in connection with any other transaction without prior written consent.

Sincerely,

/s/

Victor M. Morales for
McElroy, Deutsch, Mulvaney & Carpenter, LLP

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